EXHIBIT 10.6

GLOBAL CORNERSTONE HOLDINGS LIMITED

February 4, 2011

Global Cornerstone Holdings LLC
641 Lexington Avenue, 28th Floor,
New York, NY 10022

   Re: Administrative Services Agreement

Gentlemen:

This letter will confirm our agreement that, commencing on the date the securities of Global Cornerstone Holdings Limited (the “Company”) are first quoted on the Over-The-Counter Bulletin Board quotation system (the “Quoting Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Global Cornerstone Holdings LLC shall make available to the Company, at 641 Lexington Avenue, 28th Floor, New York, NY 10022 (or any successor location of Global Cornerstone Holdings LLC), certain office space, utilities and secretarial support as may be reasonably required by the Company. In exchange therefor, the Company shall pay Global Cornerstone Holdings LLC the sum of $3,000 per month on the Quoting Date and continuing monthly thereafter until the Termination Date.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature page follows]

Very truly yours,

GLOBAL CORNERSTONE HOLDINGS
LIMITED

By:	/s/ James D. Dunning, Jr.
Name: James D. Dunning, Jr.
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:
GLOBAL CORNERSTONE HOLDINGS LLC

By:	/s/ James D. Dunning Jr.
Name: James D. Dunning, Jr.
Title: Managing Member

[Signature Page to Administrative Services Letter Agreement]